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                                                                    EXHIBIT 23.9


              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference of our Firm's name in the Annual Report on Form 10-K of Ocean Energy, Inc. and subsidiaries for the year ended December 31, 1998, into the Company's Registration Statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                       Very truly yours,

                                       Ryder Scott Company
                                       Petroleum Engineers
                                       --------------------------------
                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS



Denver, Colorado
May 27, 1999